EXHIBIT 5
                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151






                                                     May 5, 1998



American Radio Systems Corporation
116 Huntington Avenue
Boston, MA 02116

     Re: Registration Statement on Form S-8 of an Aggregate of 17,150,000 Shares of Class A Common Stock and Class B Common Stock

Dear Sir or Madam:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by American Tower Systems Corporation, a Delaware corporation (the "Company"), of an aggregate of 17,150,000 shares (the "Registered Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and Class B Common Stock, par value $.01 per share (the "Class B Common Stock") which underlie options that were, and will be, issued to purchase shares of Class A Common Stock and Class B Common Stock of the Company pursuant to the American Tower Systems Corporation 1997 Stock Option Plan, as Amended and Restated on April 27, 1998 (as amended, the "Plan"), and options that were issued to purchase shares of Class A Common Stock and Class B Common Stock of the Company pursuant to the Exchanged Option Agreements with certain named individuals (the "Exchanged Option Agreements"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 (the "Registration Statement").

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the
Registration Statement, the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificates"), the Plan, the Exchanged Option Agreements, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware. We assume that the number and issuance of options to be offered from time to time pursuant to the Plan have been determined and authorized by proper action of the Board of Directors, or a


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American Radio Systems Corporation
May 5, 1998
Page 2

committee thereof, of the Company and that the number, issuance and sale of the Registered Shares to be offered from time to time pursuant to the exercise of such options have been and will be determined in accordance with the Restated Certificate and applicable Delaware Law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Company's Restated Certificate, the requisite number of authorized shares of common stock for such issuance which are unissued and are not otherwise reserved for issuance.

         Based on and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, upon due authorization by the Board of Directors, or a committee thereof, of the Company of an issuance of an option pursuant to the Plan, and upon an issuance by the Company of Registered Shares pursuant to the exercise of such option and upon delivery of certificates representing the Registered Shares against payment therefor in the manner contemplated by the Plan and the Exchanged Option Agreements, the Registration Statement and any applicable amendment of either thereof, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonasseassable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                               Very truly yours,



                                               /s/ Sullivan & Worcester LLP
                                               SULLIVAN & WORCESTER LLP